EXHIBIT 10   LEASE AGREEMENT

The Bank entered into a renewable lease agreement with Riverview Hospital, a non-affiliated corporation, for a retail banking facility. A summary of the lease terms is provided below.

     Lessee:             MetroBank
     Location:           2025 Cherry Street, Noblesville, Indiana
     Purpose:            Retail Banking Office
     Space:              1,410 Square Feet
     Commencement Date:  03/18/1997
     Expiration Date:    03/18/2002
     Renewal Options:    Three (3) additional terms of five (5) years each
     Basic Rent:         $17.76 per rentable square foot per year